Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) is entered into as of November 6, 2018 between Investment Technology Group, Inc., a Delaware corporation (the “Company”), and Francis J. Troise (the “Executive”) for the purpose of amending that certain Employment Agreement between the Company and the Executive, dated as of October 16, 2015 (the “Employment Agreement”).

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Employment Agreement to ensure consistent treatment of the Executive with certain other executive officers of the Company in the event of certain terminations of the Executive’s employment following a Change in Control (as defined in the Employment Agreement) of the Company, and to amend the duration of the noncompetition restriction set forth in the Employment Agreement under certain circumstances; and

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

1.              Effectiveness.  This Amendment shall become effective upon the Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 6, 2018, by and among Virtu Financial, Inc., a Delaware corporation, Impala Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, and Investment Technology Group, Inc., a Delaware corporation (the “Merger Agreement”)).  In the event that the Merger Agreement is terminated for any reason prior to the Effective Time, this Amendment shall be null and void and of no force or effect.

2.              Amendment to Section 5.03(iii).  Section 5.03(iii) is hereby deleted in its entirety and replaced with the following:

(iii) a cash amount equal to the pro-rated portion of the Executive’s annual variable compensation for the calendar year in which the Executive’s Date of Termination occurs, determined by multiplying (x) the average annual variable compensation paid or payable to the Executive in accordance with Section 4.02 hereof with respect to the three calendar years immediately preceding the calendar year in which the Date of Termination occurs (as determined in accordance with Section 5.03(ii) above), by (y) a fraction, the numerator of which is the number of days during which Executive was employed by the Company in the year of the Executive’s termination of employment and the denominator of which is 365;

3.              Amendment to First Paragraph of Section 5.03 following Section 5.03(vii).  The first paragraph of Section 5.03 that follows Section 5.03(vii) is hereby deleted in its entirety and replaced with the following:

The amount described in clause (i) of this Section 5.03 will be paid in accordance with standard payroll practices of the Company; the amounts described in clauses (ii) and (iii) of this Section 5.03 will be paid in a single lump sum within ten (10) days following the date the Employment Period terminates and, to the extent applicable, the amount described in clause (iv) of this Section 5.03 will be paid at the time provided and in accordance with the applicable terms of the annual variable compensation plan in effect for the calendar year immediately preceding the calendar year in which the Executive’s Date of Termination occurs.

4.              Amendment to Section 9.01.  The following sentence is hereby added at the end of Section 9.01:

Notwithstanding anything contained herein to the contrary, upon a termination of the Executive’s employment on or following the date of consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 6, 2018, by and among Virtu Financial, Inc., Impala Merger Sub, Inc., and the Company, the Noncompetition Period shall expire on January 1, 2020.

5.              In all other respects the Agreement shall remain in full force and effect following the execution of this Amendment.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Minder Cheng
Name: Minder Cheng
Title: Chairman of the Board of Directors

EXECUTIVE

/s/ Francis J. Troise
Francis J. Troise

[Signature Page to Amendment]